Exhibit 99.1

GLOBALSTAR ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER DIRK J. WILD

Covington, LA, -- (October 6, 2011) – Globalstar, Inc. (NASDAQ:GSAT), a leading provider of mobile satellite voice and data services to businesses, government and consumers, today announced the Company has accepted the resignation of Dirk J. Wild, Senior Vice President and Chief Financial Officer effective November 11, 2011.  Mr. Wild has agreed to stay through this date to oversee the Company’s next quarterly financial report which is expected to be filed prior to the effective date of his resignation.

Mr. Wild is leaving to pursue other career opportunities in southern Louisiana and the Company wishes him well in his new endeavors. Globalstar is currently engaged in a search for his replacement and Mr. Wild has agreed to help transition his duties.

Mr. Wild has held this position with the Company since August 2010 and he successfully completed the relocation of Globalstar’s headquarters from Silicon Valley in California to Louisiana. He was instrumental in executing the transition to Louisiana, re-focusing the Company’s operations and substantially improving Globalstar’s cost structure as the Company deploys its new second-generation constellation and awaits the expected return of high quality two-way satellite voice and data services next year.

About Globalstar, Inc.

Globalstar is a leading provider of mobile satellite voice and data services.  Globalstar offers these services to commercial customers and recreational consumers in more than 120 countries around the world. The Company's products include mobile and fixed satellite telephones, simplex and duplex satellite data modems, the SPOT family of mobile satellite consumer products including the SPOT Satellite GPS Messenger™ and flexible airtime service packages. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational consumers. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications.  All SPOT products described in Globalstar or SPOT LLC press releases are the products of Spot LLC, which is not affiliated in any manner with Spot Image of Toulouse, France or Spot Image Corporation of Chantilly, Virginia.

For more information regarding Globalstar, please visit Globalstar's web site at www.globalstar.com

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For further media information:
Globalstar, Inc.
Dean Hirasawa
985.335.1505
Dean.hirasawa@globalstar.com

Safe Harbor Language for Globalstar Releases
This press release contains certain statements such as, “He was instrumental in executing the transition to Louisiana, re-focusing the Company’s operations and substantially improving Globalstar’s cost structure as the Company deploys its new second-generation constellation and awaits the expected return of high quality two-way satellite voice and data services next year,” that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, including demand for our products and services, including commercial acceptance of our new Simplex products, including the SPOT Satellite GPS Messenger; problems relating to the ground-based facilities operated by us or by independent gateway operators; the pace and effects of industry consolidation; changes in technology; our ability to continue to attract and retain qualified personnel; worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis; and legal, regulatory, and tax developments, including changes in domestic and international government regulation.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.